                                                                   Exhibit 25.4

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 FORM T-1
                                 --------

                           STATEMENT OF ELIGIBILITY
              UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED,
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                            ----

                              -------------------


                      THE FIRST NATIONAL BANK OF CHICAGO
                  (Exact name of trustee as specified in its charter)

  A National Banking Association                          36-0899825
                                                         (I.R.S. employer
                                                         identification number)

One First National Plaza, Chicago, Illinois               60670-0126
(Address of principal executive offices)                  (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                      -----------------------------------
                                FPC CAPITAL II
        (Exact name of obligors as specified in their trust agreements)


     Delaware                                           (to be applied for)
 (State or other jurisdiction of                        (I.R.S. employer
 incorporation or organization)                         identification number)


300 Delaware Avenue, Suite 319
Wilmington, Delaware                                    19801
(Address of principal executive offices)                (Zip Code)

       Cumulative Quarterly Income Preferred Securities of FPC Capital II
                    (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor
          ------------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 3-15.  Not Applicable.
            ---------------


Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 23rd day of March, 1999.


            The First National Bank of Chicago,
            Trustee

            By ___________________________________________
               Steven M. Wagner
               First Vice President





* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT

                                                March 23, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Amended and Restated Trust Agreement to be hereafter entered into of FPC Capital II, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    The First National Bank of Chicago


                    By:/s/ STEVEN M. WAGNER
                       ------------------------
                        Steven M. Wagner
                        First Vice President

                                     EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 12/31/98  ST-BK:  17-1630   FFIEC 031
Address:                 One First National Plaza, Ste 0460                                         Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                   Dollar Amounts in thousands

                                                                                   RCFD       BIL MIL THOU           C400
                                                                                   ----       ------------        ----------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                        RCFD
                                                                                   ----
     a. Noninterest-bearing balances and currency and coin(1)..............        0081        5,585,982               1.a
     b. Interest-bearing balances(2).......................................        0071        4,623,842               1.b

2.   Securities
     a. Held-to-maturity securities(from Schedule  RC-B, column A).........        1754               0                2.a
     b. Available-for-sale securities (from Schedule  RC-B, column D)......        1773       11,181,405               2.b

3.   Federal funds sold and securities purchased under agreements to
     resell................................................................        1350        9,853,544               3.

4.   Loans and lease financing receivables:                                        RCFD
     a. Loans and leases, net of unearned income (from Schedule                    ----
        RC-C)..............................................................        2122       31,155,998                4.a
     b. LESS: Allowance for loan and lease losses..........................        3123          411,963                4.b
     c. LESS: Allocated transfer risk reserve..............................        3128            3,884                4.c
     d. Loans and leases, net of unearned income, allowance, and                   RCFD
        reserve (item 4.a minus 4.b and 4.c)...............................        2125       30,740,151                4.d
5.   Trading assets (from Schedule RD-D)...................................        3545        7,635,778                5.
6.   Premises and fixed assets (including capitalized leases)..............        2145          739,925                6.
7.   Other real estate owned (from Schedule RC-M)..........................        2150            4,827                7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)........................................        2130          202,359                8.
9.   Customers' liability to this bank on acceptances outstanding..........        2155          269,516                9.
10.  Intangible assets (from Schedule RC-M)................................        2143          291,665               10.
11.  Other assets (from Schedule RC-F).....................................        2160        3,071,912               11.
12.  Total assets (sum of items 1 through 11)..............................        2170       74,200,906               12.
------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:    The First National Bank of Chicago   Call Date:  12/31/98 ST-BK: 17-1630 FFIEC 031
Address:                One First National Plaza,  Ste 0460                                         Page RC-2
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

Schedule RC-Continued
                                                                                        Dollar Amounts in
                                                                                            Thousands
                                                                                            ---------
LIABILITIES
13.  Deposits:                                                                 RCON
     a. In domestic offices (sum of totals of columns A and C                  ----
        from Schedule RC-E, part 1).........................................   2200                     22,524,140           13.a
        (1) Noninterest-bearing(1)..........................................   6631                     10,141,937           13.a1
        (2) Interest-bearing................................................   6636                     12,382,203           13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and               RCFN
                                                                               ----
        IBFs (from Schedule RC-E, part II)..................................   2200                     19,691,237           13.b
        (1) Noninterest bearing.............................................   6631                        408,126           13.b1
        (2) Interest-bearing................................................   6636                     19,283,111           13.b2

14.  Federal funds purchased and securities sold under agreements
     to repurchase:.........................................................   RCFD 2800                 9,113,686           14
15.  a. Demand notes issued to the U.S. Treasury............................   RCON 2840                   120,599           15.a
     b.   Trading Liabilities (from Schedule RC-D)..........................   RCFD 3548                 6,797,927           15.b

16.  Other borrowed money:                                                     RCFD
                                                                               ----
     a. With original maturity of one year or less..........................   2332                      5,385,355           16.a
     b. With original  maturity of more than one year.......................   A547                        327,126           16.b
     c.  With original maturity of more than three years....................   A548                        316,411           16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding................   2920                        269,516           18.
19.  Subordinated notes and debentures......................................   3200                      2,400,000           19.
20.  Other liabilities (from Schedule RC-G).................................   2930                      2,137,443           20.
21.  Total liabilities (sum of items 13 through 20).........................   2948                     69,083,440           21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..........................   3838                              0           23.
24.  Common stock...........................................................   3230                        200,858           24.
25.  Surplus (exclude all surplus related to preferred stock)...............   3839                      3,201,435           25.
26.  a. Undivided profits and capital reserves..............................   3632                      1,695,446           26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities..........................................................   8434                          6,349           26.b
27.  Cumulative foreign currency translation adjustments....................   3284                         13,378           27.
28.  Total equity capital (sum of items 23 through 27)......................   3210                      5,117,466           28.

29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)..................................   3300                     74,200,906           29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the  most comprehensive level of auditing work performed for the bank                             Number
   by independent external auditors as of any date during 1996 . . . . . . . . . .RCFD 6724 .....[N/A     ]    M.1.
1 =  Independent audit of the bank conducted in          4 =   Directors' examination of the bank
     accordance with generally accepted auditing               performed by other external auditors (may be
     standards by a certified public accounting firm           required by state chartering authority)
     which  submits a report on the bank                 5 =   Review of the bank's financial statements
2 =  Independent audit of the bank's parent                    by external auditors
     holding company conducted in accordance with        6 =   Compilation of the bank's financial
     generally accepted auditing standards by a                statements by external auditors
     certified public accounting firm which              7 =   Other audit procedures (excluding tax preparation work)
     submits a report on the consolidated holding        8 =   No external audit work
     company (but not on the bank separately)
3 =  Directors' examination of the bank conducted
     in accordance with generally accepted
     auditing standards by a certified public
     accounting firm (may be required by state
     chartering authority)
-------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.